EXHIBIT 5.1

October 8, 2004

The Williams Companies, Inc.
One Williams Center
Tulsa, Oklahoma 74172

Ladies and Gentlemen:

     You have requested me, as General Counsel of The Williams Companies, Inc., to render my opinion regarding certain matters in connection with the preparation and filing of the Registration Statement by The Williams Companies, Inc. (the “Company”) on Form S-4 (as amended, the “Registration Statement”) under the Securities Act of 1933, as amended, with respect to the contemplated issuance by the Company of up to 43,900,000 shares of the Company’s common stock, par value $1.00 per share (the “Common Stock”).

     I am familiar with the Certificate of Incorporation and the By-laws, each as amended to date, of the Company and I, or attorneys under my supervision, have examined the originals, or copies certified or otherwise identified to my satisfaction, of corporate records of the Company, statutes, and other instruments and documents as the basis for the opinion expressed herein. In this examination, I have without independent verification assumed the genuineness of all signatures and the authenticity of all documents submitted to me as certified or photostatic copies. Based upon and subject to the foregoing and to other qualifications and limitations set forth herein, and having regard for such legal considerations as I have deemed relevant, I am of the opinion that, when duly issued and delivered by the Company and duly paid for by the purchasers thereof in accordance with exchange procedures set forth in the Registration Statement, the Common Stock will be validly issued, fully paid, and non-assessable.

     In connection with my opinion expressed above, I have assumed that, at or prior to the time of the delivery of any such Common Stock, the Registration Statement has been declared effective and that the authorization of such Common Stock will not have been modified or rescinded.

     I am a member of the Bar of the State of Minnesota and the foregoing opinion is limited to the federal laws of the United States of America and the General Corporation Law of the State of Delaware. I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to the undersigned appearing under the caption “Legal Matters” in the related prospectus. The opinions expressed herein are as of the effective date of the Registration Statement only and are based on laws and facts as of such date, and I disclaim any obligation to update this opinion letter after such date or to advise you of changes of facts stated or assumed herein or any subsequent changes in applicable law.

     Very truly yours,

     /s/ James J. Bender

     James J. Bender